Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 28, 2012, is by and among Lakeland Bancorp, Inc., a New Jersey corporation (the “Company”), and the investors listed on the signature pages hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of shares of common stock, no par value, of the Company (the “Common Stock”) set forth below such Buyer’s name on its signature page to this Agreement (which aggregate amount for all Buyers together shall be 1,983,315 shares of Common Stock and shall collectively be referred to herein as the “Shares”).

B. The Company has filed a Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (Registration Number 333-162932), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 10, 2009 (the “Registration Statement”). The Company shall issue the Shares pursuant to the currently effective Registration Statement.

C. Simultaneously with the closing of the sale of the Shares to the Buyers hereunder, the Company intends to sell up to an additional 621,762 shares of Common Stock (or up to 683,938 shares if the Underwriter’s over-allotment option is exercised in full) (the “Underwritten Shares”), at a public offering price per share not less than the Per Share Purchase Price (as defined below), to Keefe, Bruyette & Woods (“KBW”), as Underwriter, in an underwritten public offering that is also being made pursuant to the currently effective Registration Statement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SHARES.

(a) Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), the number of Shares as is set forth below such Buyer’s name on its signature page to this Agreement, at a purchase price of $9.65 per share (the “Per Share Purchase Price”).

(b) Closing. The closing (the “Closing”) of the purchase of the Shares by the Buyers shall occur at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, NY 10020. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m.,

New York City time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Purchase Price. The aggregate purchase price for the Shares to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth below such Buyer’s name on its signature page to this Agreement. Each Buyer shall pay its respective Purchase Price for the Shares to be purchased by such Buyer at the Closing.

(d) Payment; Settlement Mechanics. On the Closing Date, (i) the Company shall cause its transfer agent to deliver to each Buyer the number of Shares as is set forth below such Buyer’s name on its signature page to this Agreement (such Shares shall be registered in the name of such Buyer or as otherwise set forth on such Buyer’s signature page to this Agreement) and (ii) upon receipt of such Shares, each Buyer shall pay its respective Purchase Price to the Company for the Shares to be issued and sold to such Buyer at the Closing. The Shares shall not bear any restrictive or other legends (electronic or otherwise). If a Buyer chooses to settle via Deposit/Withdrawal At Custodian (“DWAC”) (by checking the appropriate space on such Buyer’s signature page hereto), then as between the Company and such Buyer, the provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein. If a Buyer chooses to settle delivery versus payment (“DVP”) (by checking the appropriate space on such Buyer’s signature page hereto), then as between the Company and such Buyer, the provisions set forth in Exhibit B hereto shall be incorporated herein by reference as set forth fully herein.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d) Residency. Such Buyer’s office in which its investment decision with respect to the Shares was made is located in the jurisdiction below such Buyer’s name on its signature page hereto.

(e) Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person (as defined below) acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer was first contacted by the Company regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer. “Short Sales” mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock). Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(f) Beneficial Ownership. Assuming the accuracy of the Company’s representations and warranties set forth in Section 3, the purchase of Shares by such Buyer shall not (i) cause such Buyer or any of its affiliates to violate any banking regulation, (ii) require such Buyer or any of its affiliates to file a prior notice under the Change in Bank Control Act (the “CIBCA”), or otherwise seek prior approval of any banking regulator, (iii) require such Buyer or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary or (iv) cause such Buyer, together with any other person whose Company securities would be aggregated with such Buyer’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Buyer and such other persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification; Subsidiaries. Each of the Company and each of its direct and indirect subsidiaries constituting a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (each such significant subsidiary, a “Subsidiary”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of the transactions contemplated hereby or in the other Transaction Documents (as defined below) or (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents. Except as set forth on Schedule 3(a), the Company has no Subsidiaries.

(b) Bank Holding Company; State Bank Status. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and meets in all material respects the applicable requirements for qualification as such. Lakeland Bank, a New Jersey state-chartered bank and wholly-owned subsidiary of the Company (the “Bank”), holds the requisite authority from the New Jersey Department of Banking and Insurance (the “NJ Department”) to conduct business as a state-chartered bank under the laws of the State of New Jersey. The deposit accounts of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”), and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been duly authorized by the Company’s board of directors and, other than the filing with the SEC of a final prospectus supplement relating to the transactions contemplated hereby (the “Prospectus Supplement”), no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body or regulatory authority. This Agreement and the other Transaction Documents to which the Company is a party have been (or upon delivery will have been) duly executed and delivered by the Company and when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. There are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into and/or delivered by the parties hereto in connection with the proposed sale and issuance of Common Stock contemplated hereby and thereby.

(d) Issuance of Shares; Registration Statement. The issuance of the Shares is duly authorized and, when issued and paid for in accordance with the terms of this Agreement, the Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The issuance of the Shares has been registered by the Company under the 1933 Act, the Shares are being issued pursuant to the Registration Statement and all of the Shares are freely transferable and freely tradable by each of the Buyers on the Principal Market (as defined below) without restriction. The Registration Statement is effective and available for the issuance of the Shares thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus (as defined below) or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance of the Shares hereunder. Upon receipt of the Shares, each of the Buyers will have good and marketable title to the Shares. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto complied and will comply in all material respects to the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the base prospectus included in the Registration Statement (the “Prospectus”) and any amendments or supplements thereto (including, without limitation, the Prospectus Supplement), at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied and will comply in all material respects to the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of Form S-3 under the 1933 Act for the offering and sale of the Shares, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the 1933 Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) relating to any of the Shares, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the 1933 Act). The Company has not distributed any offering material in connection with the offering and sale of any of the Shares, other than the Registration Statement, the Prospectus or the Prospectus Supplement. In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority Manual, the offering of the Shares has been registered with the SEC on Form S-3 under the 1933 Act pursuant to the standards for Form S-3 in effect prior to October 21, 1992, and the Shares are being offered pursuant to Rule 415 promulgated under the 1933 Act. The Prospectus Supplement does not contain any material non-public information other than the terms of the transactions contemplated by this Agreement.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof, including, without limitation, any certificates of amendment contained therein or attached thereto (the “Certificate of Incorporation”), or other organizational documents of the Company or any of its Subsidiaries or the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to the making of the Required Filings (as defined below) by the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Select Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations would not reasonably be expected to result in a Material Adverse Effect.

(f) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (including, without limitation, the Financial Industry Regulatory Authority) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, other than (i) the filing with the SEC of the Prospectus Supplement and (ii) the filing with the SEC of the 8-K Filing (as defined below) (collectively, the “Required Filings”). All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Required Filings to be made after the Closing Date shall be made in compliance with the terms of this Agreement and applicable federal and state securities laws. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(g) Acknowledgment Regarding Buyer’s Purchase of Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Shares. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(h) Placement Agent/Underwriter Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any financial advisor, any placement agent or any other agent in connection with the offer or sale of the Shares. The Company will owe certain underwriting discounts and fees to KBW with respect to the Underwritten Shares, but not with respect to the Shares to be sold under this Agreement.

(i) No Integrated Offering. None of the Company, the Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of any of the Shares to be integrated with other offerings of securities of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company has not adopted any stockholder rights plan or similar arrangement that is currently in effect relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Buyer’s ownership of the Shares, provided that the Buyers’ beneficial ownership of the Company’s Common Stock remains below ten percent (10%) of the Company’s outstanding shares.

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in the Form 10-K, except as disclosed in subsequent SEC Documents filed prior to the date hereof, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in the Form 10-K, except as disclosed in subsequent SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends other than by Subsidiaries to the Company, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, insolvent. Neither the Company nor any of its Subsidiaries has engaged in business or in any transaction, and is not about to engage in business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Other than the announcement of the pending sale of the Underwritten Shares, which announcement will occur on or before 9:15 a.m. on the first Business Day after the date hereof, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or their respective business, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced or contained in the SEC Documents or (ii) could reasonably result in a Material Adverse Effect or a material adverse effect on any Buyer’s investment hereunder.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or any amendment thereto or Bylaws or their organizational charter, certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably be expected to result in delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since January 1, 2012, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. Neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), except in all cases for possible defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Questionable Payments. Neither the Company nor any of the Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii)

violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions with Affiliates. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and any directors, officers, or employees of the Company or any of the Subsidiaries, on the other hand, which is required to be described in SEC Documents and is not adequately described therein to satisfy the requirements of the Securities Act and the rules and regulations promulgated thereby.

(r) Equity Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3(r). All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 3(r): (i) none of the Company’s or any material Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except as contemplated by this Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

(t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(u) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as would not reasonably be expected to materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted, unless failure to own or possess such rights or licenses would not reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, unless such expiration, termination or abandonment would not reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of the Subsidiaries regarding their material Intellectual Property Rights. The Company is not aware of any facts or circumstances that reasonably would be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined herein), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. Except as disclosed in the SEC Documents, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law and regulation) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

(aa) Internal Accounting and Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would reasonably be expected to result in a Material Adverse Effect.

(cc) Investment Company Status. The Company is not, and upon consummation of the sale of the Shares will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, (i) taken,

directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(ee) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ff) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(gg) Compliance with Certain Banking Regulations. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(hh) No Additional Agreements. The Company has not entered into any agreement or understanding with any Buyer or other individual purchasing Shares with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. For the avoidance of doubt, each Buyer has the same rights with respect to the purchase of Shares as each of the other Buyers.

(ii) Reports, Registrations and Statements. Since December 31, 2010, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC, the NJ Department, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the NJ Department and any other applicable federal or state securities or banking authorities, as the case may be.

(jj) Adequate Capitalization. As of June 30, 2012, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(kk) Agreements with Regulatory Agencies. Neither the Company nor any Subsidiary is a party or subject to any formal agreement or memorandum of understanding with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the NJ Department or any other bank regulatory authority that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks.

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, any Subsidiary or any director, officer or employee of the Company or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account

(ll) Mortgage Banking Business. Except as has not had and would not reasonably be expected to result in a Material Adverse Effect:

(i) The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws,

For purposes of this Section 3(ll): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(mm) Risk Management Instruments. Except as has not had or would not reasonably be expected to result in a Material Adverse Effect, since December 31, 2010, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(nn) Registration Eligibility. The Company is eligible to register the issuance and sale of the Shares to the Buyers using Form S-3 promulgated under the 1933 Act.

(oo) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(pp) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents and the existence of the proposed offering of the Underwritten Shares. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(qq) Change in Control. The issuance of the Shares to the Buyers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits, except for such payments or acceleration of vesting or benefits that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

4.	COVENANTS.

(a) Commercially Reasonably Best Efforts. Each Buyer, solely as to itself, shall use commercially reasonable best efforts timely to satisfy each of the conditions to the Company’s obligation to issue and sell the Shares set forth in Section 5(a). The Company shall use commercially reasonable best efforts timely to satisfy each of the conditions to each Buyer’s obligation to purchase its Shares set forth in Section 6(a).

(b) Prospectus Supplement and Blue Sky. Immediately prior to execution of this Agreement, the Company shall have delivered, and as soon as practicable after execution of this Agreement the Company shall file, the Prospectus Supplement with respect to the Shares as required under, and in conformity with, the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Shares to the Buyers.

(c) Listing. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of all such Shares on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market, the New York Stock Exchange, the NYSE Amex, the Nasdaq Global Market or the Nasdaq Capital Market (each, an “Eligible Market”). The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d) Fees. The Company shall pay the reasonable fees and expenses of Greenberg Traurig, LLP, counsel on behalf of certain Buyers, incurred in connection with the transactions contemplated by the Transaction Documents (including, without limitation, the negotiation, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), up to a maximum amount of $15,000 which amount shall be paid by the Company at the Closing or paid by the Company upon termination of this Agreement so long as such termination did not occur as a result of a material breach by any such Buyer of any of its obligations hereunder (as the case may be). Except as set forth above, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Buyers.

(e) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:15 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to each Buyer disclosing all the material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided a Buyer at any time prior to the filing of the Press Release, including, without limitation, the pending sale of the Underwritten Shares and the material terms thereof. On or before 9:15 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, nonpublic information delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any material, nonpublic information regarding the Company or any of its Subsidiaries in breach of the immediately preceding sentence, such Buyer shall provide the Company with written notice thereof in which case the Company shall, within one (1) Trading Day of the receipt of such notice, make a public disclosure of all such material, nonpublic information so provided. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure of such information. Without the prior written consent of any applicable Buyer, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer or its investment adviser in any filing, announcement, release or otherwise, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the applicable Buyers with prior notice of such disclosure permitted hereunder.

(f) Certain Transactions and Confidentiality. Each Buyer, severally and not jointly with the other Buyers, covenants that it will not execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release as described in Section 4(e).

Each Buyer, severally and not jointly with the other Buyers, covenants that until such time as the transactions contemplated by this Agreement are first publicly disclosed by the Company pursuant to a press release as described in Section 4(e), such Buyer will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Buyer makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release as described in Section 4(e), (ii) no Buyer shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release as described in Section 4(e) and (iii) no Buyer shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of a press release disclosing all the material terms of the transactions contemplated by this Agreement as described in Section 4(e). Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

(g) Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Buyer is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Buyer’s pro rata proportion), that would cause such Buyer’s ownership of any class of voting securities of the Company (together with the ownership by such Buyer’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 9.9%, in each case without the prior written consent of such Buyer, or to increase to an amount that would constitute “control” under the BHC Act, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Buyer to “control” the Company under and for purposes of the BHC Act, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions), in each case without the prior written consent of such Buyer; provided however that the Company shall not be deemed to be in breach of this Section to the extent that it is taking actions authorized under other Sections of this Agreement. In the event the Company breaches its obligations under this Section 4(g) or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Buyers and shall cooperate in good faith with Buyers to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(h) Preemptive Rights.

(i) If, at any time during a period of 12 months commencing on the

Closing Date, the Company offers to sell Covered Securities (as defined below) in a public or private offering of Covered Securities for cash (a “Qualified Offering”), each Buyer shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its Qualified Buyer Percentage Interest (measured immediately prior to such offering). “Qualified Buyer Percentage Interest” means, as of any date of determination, the percentage equal to (A) the sum of (i) the number of shares of Common Stock then held by such Buyer as of the date of determination and (ii) the number of shares of Common Stock represented by any convertible securities held by such Buyer on an as-converted basis as of the date of determination, divided by (B) the sum of (i) the total number of outstanding shares of Common Stock as of such date and (ii) the number of shares of Common Stock represented by such convertible securities on an as-converted basis. “Covered Securities” means Common Stock and any rights, options or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, other than securities that are (A) issuable upon the exercise or conversion of any securities of the Company issued and outstanding as of the date hereof; or (B) issued by the Company pursuant to any employment contract, employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan approved by the Company’s board of directors; or (C) issuable under the Company’s current dividend reinvestment plan or any successor plan; or (D) Underwritten Shares to be sold to KBW, as Underwriter, including any such shares subject to the Underwriter’s over-allotment option.

(ii) Prior to making any Qualified Offering of Covered Securities, the Company shall give each Buyer written notice of its intention to make such an offering, describing, to the extent then known, the anticipated amount of securities, and other material terms then known to the Company upon which the Company proposes to offer the same (such notice, a “Qualified Offering Notice”). The Company shall deliver such notice only to the individuals identified on such Buyer’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Buyer without the consent of one of the designated individuals. Each Buyer shall then have 10 days after receipt of the Qualified Offering Notice (the “Offer Period”) to notify the Company in writing that it intends to exercise such preemptive right and as to the amount of Covered Securities the Buyer desires to purchase, up to the maximum amount calculated pursuant to Section 4(h)(i) (the “Designated Securities”). Such notice constitutes a non-binding indication of interest of such Buyer to purchase the amount of Designated Securities specified by such Buyer (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) established in the Qualified Offering and other terms set forth in the Company’s notice to it. The failure to respond during the Offer Period constitutes a waiver of such Buyer’s preemptive right in respect of such offering. The sale of the Covered Securities in the Qualified Offering, including any Designated Securities, shall be closed not later than 30 days after the end of the Offer Period. The Covered Securities to be sold to other investors in such Qualified Offering shall be sold at a price not less than, and upon terms no more favorable to such other investors than, those specified in the Qualified Offering Notice. If the Company does not consummate the sale of Covered Securities to other investors within such 30-day period, the right provided hereunder shall be revived and such securities shall not be offered unless first reoffered to the Buyers in accordance herewith. Notwithstanding anything to the contrary set forth herein and unless otherwise agreed by the Buyers, by not later than the end of such 30-day period, the Company shall either confirm in writing to the Purchasers that the Qualified Offering has been abandoned or shall publicly disclose its intention to issue the Covered Securities in the Qualified Offering, in either case in such a manner that the Buyers will not be in possession of any material, non-public information thereafter.

(iii) If a Buyer exercises its preemptive right provided in this Section 4(h) with respect to a Qualified Offering, the Company shall offer and sell such Buyer, if any such offering is consummated, the Designated Securities (as adjusted, upward to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to third persons (not including the underwriters or the initial purchasers in a Rule 144A offering that is being reoffered by the initial purchasers) in such offering and shall provide written notice of such price upon the determination of such price.

(iv) In addition to the pricing provision of Section 4(h)(iii), the Company will offer and sell the Designated Securities to each Buyer upon terms and conditions not less favorable than the most favorable terms and conditions offered to other persons or entities in a Qualified Offering.

(i) Underwritten Shares. The Company covenants and agrees that the Underwritten Shares, regardless of when sold, shall not be sold at a public offering price per share less than the Per Share Purchase Price.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) All Buyers shall have executed this Agreement and delivered the same to the Company.

(ii) All Buyers shall have delivered to the Company the Purchase Price for the Shares being purchased by them at the Closing in accordance with the settlement mechanics selected by them.

(iii) Each and every representation and warranty of all of the Buyers shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and all of the Buyers shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them Buyer at or prior to the Closing Date.

(iv) The purchase of Shares by any Buyer shall not (i) cause such Buyer or any of its affiliates to violate any banking regulation, (ii) require such Buyer or any of its affiliates to file a prior notice under the CIBCA, or otherwise seek prior approval of any banking regulator, (iii) require such Buyer or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary or (iv) cause such Buyer, together with any other person whose Company securities would be aggregated with such Buyer’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Buyer and such other persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed this Agreement and delivered the same to such Buyer.

(ii) The Company shall deliver or cause to be delivered to such Buyer the number of Shares as is set forth below such Buyer’s name on its signature page to this Agreement in accordance with the settlement mechanics selected by such Buyer.

(iii) Such Buyer shall have received the opinion of the Company’s counsel, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C.

(iv) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit D.

(v) The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the

Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(vi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale and of the Shares, including without limitation, those required by the Principal Market.

(vii) The Company shall have obtained approval, if required, of the Principal Market to list the Shares.

(viii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(ix) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to result in a Material Adverse Effect.

(x) (A) The Registration Statement shall remain effective at all times up to and including the Closing Date and the issuance of the Shares to the Buyers may be made thereunder; (B) neither the Company nor any of the Buyers shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement either, temporarily or permanently, or intends or has threatened to do so; and (C) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist.

(xi) The Company shall have delivered to such Buyer the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the 1933 Act).

(xii) The Company shall have delivered to such Buyer a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Corporation or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Shares, (b) certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and (c) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company, in the form attached hereto as Exhibit E.

(xiii) Intentionally omitted.

(xiv) The purchase of Shares by such Buyer shall not (i) cause such Buyer or any of its affiliates to violate any banking regulation, (ii) require such Buyer or any of its affiliates to file a prior notice under the CIBCA, or otherwise seek prior approval of any banking regulator, (iii) require such Buyer or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary or (iv) cause such Buyer, together with any other person whose Company securities would be aggregated with such Buyer’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Buyer and such other persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time.

7.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer on or before ten (10) days from the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 7 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Shares shall be applicable only to such Buyer providing such written notice, provided further, notwithstanding any such termination the Company shall remain obligated to reimburse Greenberg Traurig, LLP for the fees and expenses described in Section 4(d) above. In the event any Buyer terminates its obligations under this Agreement under this Section 7, the Company shall promptly notify each other Buyer in writing of such Buyer’s election to terminate. In addition, in the event that the Closing shall not have occurred on or before ten (10) days from the date hereof, the Company shall have the right to terminate this Agreement. Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement. This Agreement and the other Transaction Documents, together with the exhibits and schedules attached hereto and thereto, contain the entire understanding of the parties solely with respect to the subject matters contained herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules, provided that the foregoing shall not have any effect on any agreements that a Buyer has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company. The Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, and Subsidiary or otherwise.

(f) Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and all of the Buyers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Buyer to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the Buyers.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Telephone: 973-208-6203

Facsimile: 973-208-1507

E-Mail: tshara@lakelandbank.com

Attention: Thomas J. Shara, President and CEO

With copies (for informational purposes only) to:

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Facsimile: (212) 262-7402

E-Mail: pehrenberg@lowenstein.com

Attention: Peter H. Ehrenberg, Esq.

If to a Buyer, to its address and facsimile number set forth on the signature pages hereto, with copies to such Buyer’s representatives as set forth on the signature pages hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Buyer, including, without limitation, by way of a merger, consolidation or similar transaction.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 8(l).

(j) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Indemnification by the Company.

(i) In consideration of each Buyer’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, (iii) any disclosure properly made by such Buyer pursuant to Section 4(e), or (iv) the status of such Buyer as an investor in the Company pursuant to the transactions contemplated hereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 8(l) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 8(l), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitees shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitees which relates to such action or Indemnified Liability. The Company shall keep the Indemnitees reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitees, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitees of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitees. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitees with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitees under this Section 8(l), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action (as determined by a court of competent jurisdiction, which determination is not subject to appeal or further review).

(iii) The indemnification required by this Section 8(l) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitees against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(m) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement and are hereby incorporated by reference.

(n) Remedies. Each Buyer shall have all rights and remedies set forth herein and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(o) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(p) Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Buyer to purchase Shares pursuant to this Agreement has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Shares or enforcing its rights under this Agreement. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

LAKELAND BANCORP, INC.

By:
Name: Thomas J. Shara
Title: President and CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR BUYERS FOLLOW]

Company Signature Page

BUYER:

By:

Name:

Title:

Aggregate Purchase Price: $

Number of Shares to be Acquired:

Name in which Shares are to be registered: Tax ID No.:

Manner of Settlement of the Shares (check one):

DWAC (see Exhibit A for instructions)

DVP (see Exhibit B for instructions)

Jurisdiction Where
Investment Decision Made:

Address for Notice:

Telephone No.:
Facsimile No.:
E-mail Address:
Attention:

Buyer Signature Page